Exhibit 10.11
                               THE CIT GROUP, INC.
                             TRANSITION OPTION PLAN

                    Amended and Restated as of July 26, 2000

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                               THE CIT GROUP, INC.
                             TRANSITION OPTION PLAN

                    Amended and Restated as of July 26, 2000

1.    PURPOSE

      This Plan has been established by The CIT Group, Inc. to provide a means by which options to purchase shares of Newcourt Credit Group Inc. common stock under the Newcourt Credit Group Inc. Stock Option Plan may be exchanged pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization between the Company and Newcourt, dated August 5, 1999 into options to purchase shares of the Company's common stock par value $.01 per share (all capitalized terms shall have the meanings provided below).

      The Plan became effective as of the Effective Time (as defined below) and has been amended and restated as of July 26, 2000.

2.    DEFINITIONS

      In this Plan, the following terms have the following meanings:

            "Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to a CIT Option.

            "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

            "Board" means the board of directors of the Company.

            "Change of Control" means

                  a) Any Person becomes the Beneficial Owner, directly or indirectly, of securities representing a majority of the combined voting power of the Company's then outstanding securities generally entitled to vote for the election of members of the Board; or

                  (b) As a result of a cash tender offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were members of the Board immediately before the Transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company.

                  "CIT Options" mean options granted under the Plan.

                  "CIT Shares" mean the shares of Class A common stock of the Company par value $.01 per share.

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                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

                  "Company" means The CIT Group, Inc., a Delaware corporation, and any successor thereto, or any subsidiary, division or affiliate thereof.

                  "ECP" means The CIT Group, Inc. Long-Term Equity Compensation Plan, amended and restated as of October 26, 1999.

                  "Effective Time" shall have the meaning provided in the Reorganization Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

                  "Exchange Ratio" shall have the meaning provided in the Reorganization Agreement.

                  "Fair Market Value" means on any day, with respect to CIT Shares which are (a) listed on a United States securities exchange, the last sales price of such shares on such day on the largest United States securities exchange on which such shares shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such shares on such day, or if such day is not a trading day, on the immediately preceding trading day, (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, but are listed on the Toronto Stock Exchange (the "TSE"), the last sales price on the TSE of such shares on such day, or if such day is not a day the TSE is open for trading, on the immediately preceding trading day or (d) not listed on a United States securities exchange, not included in The NASDAQ Stock Market System and not listed on the TSE, the fair market value of such shares as determined from time to time by the Board in good faith in its sole discretion.

                  "Grant Date" means the date on which a Newcourt Option is exchanged for a CIT Option pursuant to the terms of the Plan.

                  "Newcourt" means Newcourt Credit Group, Inc., an Ontario corporation.

                  "Newcourt Grant Letter" means the letter from Newcourt to each grantee of a Newcourt Option under the Newcourt Plan setting forth the terms and provisions applicable to a Newcourt Option.

                  "Newcourt Options" mean options granted under the Newcourt
                  Plan.

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                  "Newcourt Plan" means the Newcourt Credit Group Inc. Stock
                  Option Plan, dated as of February 18, 1999.

                  "Newcourt Shares" mean shares of common stock of Newcourt.

                  "Option Price" shall have the meaning as set forth in Section 6(c) herein.

                  "Participant" means any person who has been granted a CIT Option under the Plan.

                  "Participant's Successors" shall mean the Participant's estate or the person or persons to whom a CIT Option has been transferred by will or by the laws of descent or distribution.

                  "Person"  shall  have the  meaning  ascribed  to such  term in
                  Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as described in Section 13(d) thereof.

                  "Plan" means The CIT Group, Inc. Transition Option Plan, as amended and restated from time to time.

                  "Reorganization Agreement" means the Amended and Restated Agreement and Plan of Reorganization between the Company and Newcourt, dated August 5, 1999.

                  In this Plan, unless the context requires otherwise, references to the male gender include the female gender, words importing in the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.    ADMINISTRATION

      (a) This Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

      (b) Subject to the express provisions of this Plan and the Reorganization Agreement, the Committee shall have the power and authority to grant CIT Options in exchange for Newcourt Options on the terms stated in Section 6 below.

      (c) The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, options or valuations of any such advisors.

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      (d) The interpretation and construction by the Committee of any provisions of this Plan or of any CIT Option granted hereunder and all actions of the Committee shall be final and binding on all parties hereto. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any CIT Option granted hereunder.

      (e) No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to this Plan or CIT Options granted hereunder, and each member of the Committee and the Chief Executive Officer shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.

4.    ELIGIBILITY

      CIT Options under this Plan shall be granted in accordance with Section 6 to each individual who was granted one or more Newcourt Options under the Newcourt Plan. Such individuals are Participants under the Plan.

5.    SHARES SUBJECT TO PLAN AND MAXIMUM SHARES TO PARTICIPANTS

      (a) Subject to adjustment in accordance with the provisions of this
Section 5 and Section 7 of this Plan, the maximum number of CIT Shares for which CIT Options may be granted under this Plan shall be 5.1 million. The CIT Shares subject to this Plan shall be authorized but unissued CIT Shares, treasury CIT Shares or any combination thereof.

      (b) If, pursuant to the terms of the Reorganization Agreement, the number of CIT Shares underlying the CIT Options required to be issued in exchange for Newcourt Options outstanding as of the Effective Time exceeds the number of CIT Shares set forth in Section 5(a), the maximum number of CIT Shares under the Plan shall be increased to the amount necessary so that CIT Options can be exchanged for all Newcourt Options outstanding as of the Effective Time; provided that the number of CIT Shares available for award under the ECP is reduced by the number of CIT Shares that Section 5(a) is increased.

      (c) With respect to CIT Shares underlying CIT Options that are not required to be issued in exchange for Newcourt Options outstanding as of the Effective Time or any CIT Options that are canceled, terminate, expire or lapse for any reason without the issuance of CIT Shares or payment in respect thereof, shall be available for grant under the ECP.

      (d) The maximum aggregate number of CIT Shares that may be granted in the form of CIT Options granted in any one fiscal year to any one Participant shall be 1 million.

6.    TERMS AND CONDITIONS OF CIT OPTIONS

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      In accordance with Section 1.6 of the Reorganization Agreement, CIT
Options granted to a Participant pursuant to this Plan shall be in exchange for and shall constitute a release of any and all rights to each Newcourt Option granted to such Participant under the Newcourt Plan. The CIT Options shall be authorized by the Committee under terms and conditions approved by the Committee and shall be evidenced by Agreements in such form as the Committee shall from time to time approve, which such Agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

      (a) Number of Shares. Each CIT Option shall state the number of CIT Shares to which it pertains. The number of CIT Shares subject to each CIT Option shall be equal to the number of Newcourt Shares subject to the Newcourt Option exchanged therefor multiplied by the Exchange Ratio, rounded down to the nearest whole CIT Share.

      (b) Grant Date. Each CIT Option shall state the Grant Date which shall be the Effective Time.

      (c) Option Price. The Option Price shall be the option price of the Newcourt Option exchanged therefor divided by the Exchange Ratio, increased to the nearest whole cent.

      (d) Medium and Time of Payment. With respect to a CIT Option, or portion thereof, the Option Price shall be payable on the exercise of the CIT Option and shall be paid in cash or its equivalent, or such other means satisfactory to the Committee.

      (e) Term. All CIT Options granted under this Plan, to the extent not previously exercised, shall terminate in accordance with the provisions of the Participant's Agreement; provided, however, that no CIT Option shall be exercisable later than the tenth anniversary of the date of the original grant of the Newcourt Option.

      (f) Exercisability. All CIT Options shall become vested and exercisable in accordance with the vesting schedule applicable to the Newcourt Options granted under the Newcourt Plan pursuant to the Newcourt Grant Letter, provided, however, that the Committee may, in its discretion, accelerate the vesting of CIT Options. The Committee shall set forth the accelerated vesting provisions, if any, in the Participant's Agreement.

      (g) Registration Obligation. The Company shall use its best efforts to cause there to be effective as of a date as soon as practicable after the Effective Time, a registration statement on Form S-8 (or any successor form) or another appropriate form, with respect to the CIT Shares subject to CIT Options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as CIT Options relating to CIT Shares remain outstanding.

      (h) Effect of Death. A Participant's Successors may exercise the CIT Options that were held by the Participant on the date of the Participant's death upon proof satisfactory to the Company of their authority. The Participant or the Participant's Successors must exercise any such CIT Option within the period of time set forth in the Participant's Agreement and in any event prior to the date on which the CIT Option expires as provided by Section 6(e) of this Plan. Such exercise shall be subject to the terms and conditions of this Plan.

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      (i) Nonassignability of CIT Option Rights. No CIT Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution unless prior written consent of the Committee is given. During the lifetime of the Participant, the CIT Option shall be exercisable only by the Participant.

      (j) Rights as Shareholder. Neither a Participant nor a Participant's Successors shall have rights as a shareholder of the Company with respect to any CIT Shares subject to a CIT Option until the date of issuance of a stock certificate to him or her for such CIT Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7 hereof.

7.    ANTI-DILUTION PROVISIONS

      The number of CIT Shares deliverable upon the exercise of a CIT Option shall be subject to adjustment in the events and in the manner following:

      (a) In the event of any subdivision or subdivisions of the CIT Shares of the Company as such CIT Shares are constituted on the Grant Date, at any time while such CIT Option is in effect into a greater number of CIT Shares, the Company will thereafter deliver at the time of purchase of CIT Shares pursuant to a CIT Option, in addition to the number of CIT Shares in respect of which the right to purchase is then being exercised, such additional number of CIT Shares as result from said subdivision or subdivisions without the Participant making any additional payment or giving any other consideration therefor.

      (b) In the event of any consolidation or consolidations of the CIT Shares of the Company as such CIT Shares are constituted on the Grant Date, at any time while such CIT Option is in effect, into a lesser number of CIT Shares, the Company will thereafter deliver and the Participant shall accept, at the time of purchase of CIT Shares hereunder, in lieu of the number of CIT Shares in respect of which the right to purchase is then being exercised, the lesser number of CIT Shares as result from such consolidation or consolidations.

      (c) In the event of any change of the CIT Shares of the Company as such CIT Shares are constituted on the Grant Date, at any time while such CIT Option is in effect, the Company will thereafter deliver at the time of purchase of CIT Shares hereunder the number of CIT Shares of the appropriate class resulting from such change as the Participant would have been entitled to receive in respect of the number of CIT Shares so purchased had the right to purchase been exercised before such change.

      (d) In the event of any capital reorganization, reclassification or change of outstanding CIT Shares of the Company or in the event of any consolidation, merger or amalgamation of the Company with or into any other company or in the event of any sale of the property of the Company as or substantially as an entity at any time while any CIT Option is in effect, the Participant shall thereafter have the right to purchase and receive, in lieu of the CIT Shares immediately theretofore purchasable and receivable upon the exercise of such CIT Option, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale

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which the holder of a number of CIT Shares equal to the number of CIT Shares immediately theretofore purchasable and receivable upon the exercise of such CIT Option would have received as a result of such reorganization, reclassification, change, consolidation, merger, amalgamation or sale. The subdivision or consolidation of CIT Shares at any time outstanding into a greater or lesser number of CIT Shares shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section 7(d).

      (e) The adjustments provided for in this Section 7 are cumulative.

      (f) The Company shall not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a CIT Share that would, except for the provisions of this Section 7(f) be deliverable upon the exercise of any CIT Option shall be cancelled and not be deliverable by the Company.

8.    CHANGE OF CONTROL

      Notwithstanding any provision contained in the Plan to the contrary, upon a Change of Control, all CIT Options granted under the Plan shall become immediately vested and exercisable.

9.    AMENDMENT AND TERMINATION

      The Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

      Any amendment or termination of this Plan shall not, without the written consent of the Participant, affect such Participant's rights under any CIT Option theretofore granted to such Participant.

10.   TAX WITHHOLDING

      The Company shall have the right to require a Participant or a Participant's Successors to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, if any, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under this Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its sole discretion, permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering CIT Shares owned by such Participant, or
(ii) having the Company withhold from CIT Shares otherwise deliverable to such Participant. CIT Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

11.   NOTICES

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      (a) Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him shall be given by:

            (i) delivering it personally to the Participant or to the person claiming or deriving rights through him, as the case may be, or

            (ii) mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Participant in the Company's personnel records.

      (b) Any payment, notice, statement, certificate or instrument required or permitted to be given to the Company or its designee shall be given by mailing it postage prepaid (provided that the postal service is then in operation) or delivering it to the Company or its designee at the following address or such other address as the Committee may determine:

            The CIT Group, Inc.
            650 CIT Drive
            Livingston, New Jersey 07039
            Attention: Human Resources Department

      (c) Any payment, notice, statement, certificate or other instrument referred to in (a) or (b) above, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

12.   COMPLIANCE WITH SECTION 162(m) OF THE CODE

      The grant of CIT Options under the Plan is intended to comply with Section 162(m) of the Code to the extent that the Option Price of such CIT Options is greater than or equal to the Fair Market Value of CIT Shares on the Grant Date.

13.   MISCELLANEOUS

      (a) The granting of a CIT Option shall impose no obligation upon the Participant to exercise such CIT Option.

      (b) The Committee shall have the power to make such rules and regulations for the administration of this Plan, and to interpret the provisions hereof and of such rules and regulations, as it shall in its sole discretion determine to be appropriate.

      (c) The determination by the Committee of any question which may arise as to the interpretation or implementation of the Plan or any of the CIT Options granted hereunder shall be final and binding on all Participants and other persons claiming or deriving rights through any of them.

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      (d) The Plan shall inure to the benefit of and be binding upon the
Company, its successors and assigns. The interest of any Participant under the Plan or in any CIT Option shall not be transferable or alienable by him either by pledge, assignment or in any other manner whatsoever and, during his lifetime, shall be vested only in him, but shall thereafter inure to the benefit of and be binding upon the legal personal representatives of the Participant.

      (e) The Company's obligation to issue CIT Shares in accordance with the terms of this Plan and any CIT Options granted hereunder is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such CIT Shares and to the listing of such CIT Shares on any stock exchange on which any of the CIT Shares of the Company may be listed. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

      (f) Subject to the terms of Section 1.6 of the Reorganization Agreement, no Participant or other person shall have any claim or right to be granted CIT Options under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of a Participant to terminate that Participant's employment or relationship with the Company at any time. Neither any period of notice nor any payment in lieu thereof upon termination of employment or relationship with the Company shall be considered as extending the period of employment or relationship with the Company for the purposes of the Plan.

14.   GOVERNING LAW

      To the extent not preempted by Federal law, this Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

15.   EFFECTIVE DATE

      This Plan shall become effective as of the Effective Time; provided that the shareholders of the Company approve of the issuance of CIT Shares pursuant to the Reorganization Agreement.